As filed with the Securities and Exchange Commission on June 1, 1998
                                          Registration No. 333-
                                                               --------------




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                -----------------

                               HALLIBURTON COMPANY
             (Exact name of registrant as specified in its charter)

         Delaware                                         75-2677995
State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                        Identification No.)

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
          (Address of principal executive offices, including zip code)

                                -----------------

                   Halliburton Profit Sharing and Savings Plan

            Brown & Root, Inc. Employees' Retirement and Savings Plan
                            (Full title of the plans)

                                Lester L. Coleman
                  Executive Vice President and General Counsel
                               Halliburton Company
                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                     (Name and address of agent for service)

                                 (214) 978-2600
          (Telephone number, including area code, of agent for service)

                                   Copies to:


                          William E. Joor III Vinson &
                                  Elkins L.L.P.
                              2300 First City Tower
                               1001 Fannin Street
                            Houston, Texas 77002-6760

                         CALCULATION OF REGISTRATION FEE



          Title of                    Amount              Proposed                  Proposed                Amount of
      securities to be                 to be          maximum offering          maximum aggregate         Registration
       registered (1)               registered       price per share (2)         offering price                Fee
        Common Stock,
  par value $2.50 per share          1,000,000             $47.91                  $47,906,250               $14,133
=============================  ==================== =====================  ==========================  ==================
(1)      Pursuant to Rule 416(c) under the Securities Act  of 1933, this Registration Statement  also covers an indeterminate amount of interests in the Plans named above.
(2)      Estimated, solely for purposes of calculating  the registration fee,  in accordance with Rule 457(c), based on the high and low prices reported on the New York Stock Exchange on May 29, 1998.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents which have been filed with the Securities and Exchange Commission (the "Commission") by Halliburton Company, a Delaware corporation (the "Company"), are incorporated herein by reference and made a part hereof:

         (a) The Company's Annual Report on Form 10-K/A for the year ended December 31, 1997.

         (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998.

         (c) The Company's Current Reports on Form 8-K filed January 2, 1998, January 28, 1998, February 20, 1998, March 2, 1998,
                  March 24, 1998, April 23, 1998, May 13, 1998 and May 20, 1998.

         (d) Description of the Common Stock contained in the Company's Registration Statement on Form 8-B dated December 12, 1996 (File No. 1-03492).

         All documents filed by the Company and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

         Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation), brought against them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding. Article X of the Company's Restated Certificate of Incorporation together with Section 39 of its By-Laws provide for indemnification of each person who is or was made a party to any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding because such person is or was an officer or director of the Company or is a person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture trust or other enterprise, including service relating to employee benefit plans, to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of the Company's Restated Certificate of Incorporation and the By-Laws were adopted or as may be thereafter amended. Section 39 of the Company's By-Laws and Article X of its Restated Certificate of Incorporation expressly provide that they are not the exclusive methods of indemnification.

         Section 39 of the By-Laws provides that the Company may maintain insurance, at its own expense, to protect itself and any director, officer, employee or agent of the Company or of another entity against any expense, liability or loss, regardless of whether the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

         Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. Article XV of the Company's Restated Certificate of Incorporation contains such a provision.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

                  4.1 Restated Certificate of Incorporation of Halliburton Company (incorporated by reference to Exhibit 3.1 of Halliburton Company's Registration Statement on Form S-3 (Registration No. 333-32731) filed with the Commission on August 1, 1997).

                  4.2 Halliburton Company By-Laws, as amended (incorporated by reference to Exhibit 3.2 of Halliburton Company's Registration Statement on Form S-3 (Registration No. 333-32731) filed with the Commission on August 1,
                           1997).

                  4.3 Restated Rights Agreement dated as of December 1, 1996 between Halliburton Company and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 4.4 of Halliburton Company's Registration Statement on Form 8-B dated December 12, 1996 (File No. 1-03492)).

                  4.4 Halliburton Profit Sharing and Savings Plan, as amended and restated effective June 1, 1998.

                  4.5 Brown & Root, Inc. Employees' Retirement and Savings Plan, as amended and restated effective June 1, 1998.

                   5.1    Opinion of Vinson & Elkins L.L.P.

                  23.1     Consent of Arthur Andersen LLP.

                  23.2     Consent  of  Vinson  &  Elkins  L.L.P.  (included  in
                           Exhibit 5.1).

                  24.1     Powers of Attorney.

         The Registrant will submit the Plans and all amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes thereto required by the IRS in order to qualify the Plans.

Item 9.           Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)      To include any  prospectus  required by Section 10(a)
         (3) of the Securities Act of 1933, as amended (the "1933 Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 1, 1998.

                                              HALLIBURTON COMPANY



                                              By:/s/ RICHARD B. CHENEY
                                                 -------------------------------
                                                     Richard B. Cheney
                                                     Chairman of the Board and
                                                     Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 1, 1998.


      Signature                                     Title
      ---------                                     -----

/s/ RICHARD B. CHENEY          Chairman of the Board and Chief Executive Officer
---------------------------
    Richard B. Cheney                     (Principal Executive Officer)

/s/ GARY V. MORRIS          Executive Vice President and Chief Financial Officer
---------------------------
    Gary V. Morris                        (Principal Financial Officer)

/s/ R. CHARLES MUCHMORE, JR.              Vice President and Controller
---------------------------
    R. Charles Muchmore, Jr.              (Principal Accounting Officer)

*  ANNE L. ARMSTRONG                                Director
---------------------------
   Anne L. Armstrong

*  LORD CLITHEROE                                   Director
---------------------------
   Lord Clitheroe

*  ROBERT L. CRANDALL                               Director
---------------------------
   Robert L. Crandall

*  CHARLES J. DIBONA                                Director
---------------------------
   Charles J. DiBona

*  W.R. HOWELL                                      Director
---------------------------
   W.R. Howell

*  DALE P. JONES                            Director and Vice Chairman
---------------------------
   Dale P. Jones

*  DELANO E. LEWIS                                  Director
---------------------------
   Delano E. Lewis

*  C.J. SILAS                                       Director
---------------------------
   C.J. Silas

*  ROGER T. STAUBACH                                Director
---------------------------
   Roger T. Staubach

*  RICHARD J. STEGEMEIER                            Director
---------------------------
   Richard J. Stegemeier




*By:   /s/ SUSAN S. KEITH
---------------------------
    Susan S. Keith
    Pursuant to Powers of Attorney

         Pursuant to the requirements of the Securities Act of 1933, as amended, the administrators of the Plans have duly caused this Registration Statement to be signed on behalf of the Plans by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 1, 1998.


                               HALLIBURTON PROFIT SHARING
                               AND SAVINGS PLAN



                               By:/s/ CELESTE COLGAN
                                  -------------------------------------
                                      Celeste Colgan
                                      Vice President - Human Resources,
                                      Halliburton Company




                               BROWN & ROOT, INC. EMPLOYEES'
                               RETIREMENT AND SAVINGS PLAN



                               By:/s/ CELESTE COLGAN
                                  -------------------------------------
                                      Celeste Colgan
                                      Vice President - Human Resources,
                                      Halliburton Company


Index to Exhibits filed with this Form S-8.

Exhibit
Number              Description
-------             -----------

 4.4 Halliburton Profit Sharing and Savings Plan, as amended and restated effective June 1, 1998.

 4.5 Brown & Root, Inc. Employees' Retirement and Savings Plan, as amended and restated effective June 1, 1998.

 5.1                Opinion of Vinson & Elkins L.L.P.

23.1                Consent of Arthur Andersen LLP.

24.1                Powers of attorney.